UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2026

Curanex Pharmaceuticals Inc

(Exact name of registrant as specified in its charter)

Nevada	001-42815	83-0741390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Jericho Plaza, Suite 101B Jericho, NY	11753
(Address of principal executive offices)	(Zip Code)

(718) 673-6078

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CURX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed by Curanex Pharmaceuticals Inc (the “Company”), on November 5, 2025, the Company was notified by the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Nasdaq Staff”) that the Company failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. On August 20, 2026, the Company effected a 1-for-20 reverse stock split of its outstanding shares of common stock for the purpose of regaining compliance with the Nasdaq Listing Rule 5550(a)(2).

On September 3, 2026, the Nasdaq Staff notified the Company that it has determined that for the last 10 consecutive business days, from August 20, 2026 to September 2, 2026, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2), and this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curanex Pharmaceuticals Inc

Date: September 4, 2026	By:	/s/ Jun Liu
	Name:	Jun Liu
	Title:	Chief Executive Officer